

WESTMORELAND COAL COMPANY

First Quarter 2017
Earnings Webcast & Conference Call
May 15, 2017

Safe Harbor

This presentation contains forward-looking statements — that is, statements about future, not past, events. These forward-looking statements often relate to our future performance and management's expectations for the future, including statements about our financial outlook. Our forward-looking statements are based on estimates and assumptions that we believe are reasonable. Actual results could be materially different from our forward-looking statements. The factors that could cause actual results to differ are discussed in our periodic filings with the Securities and Exchange Commission. Statements regarding our financial guidance and all other forward-looking statements speak only as of the date of our first quarter earnings release, May 15, 2017. We have no duty to update or revise any forward-looking statements to conform the statements to actual results or to reflect new information or future events.





Compelling Investment Thesis:

Westmoreland – An Attractive Investment with an Asymmetric Risk-Reward Profile

- Free Cash Flow yield of 40% to 48%[1]
  - Without Capital Power incremental payment
- Long-term margin-protected customer contracts
  - Investment grade counterparties
  - Provide EBITDA and FCF visibility
- Mine-mouth operations
  - Low-cost and competitive with natural gas
  - Average delivered cost equivalent $1.45 per MBtu
- WLB more than adequate liquidity
  - No significant debt maturities until 2020
  - ~3.3 x levered based upon LTM EBITDA of $224 million[2]
  - Evaluating all options to optimize capital structure and improve financial flexibility
- WMLP is a stand-alone, fully ring-fenced affiliate of WLB
  - Debt maturing in 2018 is non-recourse to WLB
  - WLB is currently evaluating all options for its investment in WMLP
  - Will not pursue any capital allocation strategy that is not accretive to WLB
- WLB is developing a long-term strategic plan to pursue growth and create value in:
  - Contract extensions
  - Contract mining & reclamation
  - Mine-mouth acquisitions that satisfy current business model
- WLB intends to balance deleveraging and growth in a prudent manner that maximizes the long-term risk-adjusted return to shareholders



[1]Based on market capitalization on May 12, 2017 and low- to mid-point of free cash flow guidance excluding incremental Capital Power accelerated payment
[2]Includes Capital Power accelerated payment in Q1 2017

Westmoreland – A Differentiated Business Model

Unrivaled in the Coal Industry

- Long-term customer contracts
- Volume and margin protected
- Minimal coal price exposure
- Mine-mouth operations
- Lowest-cost power generation
- Operational excellence
- Successful acquisition integrator
- Scalable model

Outstanding Cash Flow

Exceptional Assets

Superior Contracts

Consistent. Predictable. Cash Flow.

2017 Strategic Focus Moving Forward

Build on Success

- Continued strong safety performance
- “Preserve the base” - Maximize our customers’ competitive positions
- Final resolutions for non-core assets
- Generate significant free cash
- Formed Finance Committee at Board level
  - Reduce leverage
  - Strengthen the balance sheet
  - Address WMLP debt maturity



Focused on Value Creation

First Quarter Results:

Positive Cash Flow Generation

Strong Execution, Resilient Model:

- ***Consolidated***
  - Adjusted EBITDA $88.2 million, including accelerated $47 million from Capital Power
  - Free cash flow generated of $42.6 million
- ***US – Coal segment***:
  - Adjusted EBITDA $27.5 million.
  - Two contracts expired, mild weather demand contemplated in guidance
- ***Canada – Coal segment:***
  - Adjusted EBITDA $59.2 million including Capital Power payment
  - Unfavorable weather, dragline repairs
- ***WMLP segment***:
  - Adjusted EBITDA $12.9 million
  - Market pressures persist, heavy precipitation impacted operations



On Track to Achieve 2017 Guidance

Financial Strength

Q1 2017 Free Cash Flow

Cash flow used in operating activities	$ 0.7 million
Plus: Loan and lease receivable	$ 50.5 million
Less: Capital expenditures	$ 7.2 million
Total Free Cash Flow	$ 42.6 million

March 31, 2017

• Cash on hand	$ 75.4 million
• Debt & capital leases - WLB	$ 802.7 million
• Debt & capital leases – WMLP	$ 324.4 million
• Credit facility liquidity available[1]	$ 48.1 million



Solid Free Cash Flow Bolsters Balance Sheet Strength

[1] Includes availability of $33.4 million under the WLB Revolver and $14.7 million under the WMLP Revolver

2017 Outlook

Coal Sales	Adjusted EBITDA	Free Cash Flow	Capital Expenditures
40-50 Million Tons	$280-$310 Million	$115-$140 Million	$40-$50 Million
• Significant tons under contract • Expired Jewett & Beulah contracts • Conservative weather outlook • Ohio market pressures • Ohio customer extended outage to make investment in plant	• Significant tons under contract • Expired Jewett & Beulah contracts • Conservative weather outlook • Ohio market pressures • Ohio customer extended outage to make investment in plant	• ROVA and Coal Valley improved • Accelerated cash receipts in 2016 • Cash interest of ~$95 M • Positive working capital and returns of collateral	• Disciplined approach • Effective maintenance programs • No expected significant step up

2017 Priorities

- Continued strong safety performance
- “Preserve the base” - Maximize our customers’ competitive positions
- Final resolutions for non-core assets
- Generate significant free cash
- Formed Finance Committee at Board level
  - Reduce leverage
  - Strengthen the balance sheet
  - Address WMLP debt maturity



Consistent, Predictable Model

WESTMORELAND COAL COMPANY

The Westmoreland Difference:

Low-Risk Contracts. Exceptional Assets. Significant Cash Flow Yield.

Superior Contracts



- Long-term customer contracts
- Minimal coal pricing exposure
- Cost protection

Exceptional Assets



- Mine-mouth positioning
- Lowest cost power generation
- Outstanding mine operator

Outstanding Cash Flow



- Highly visible, consistent cash flows
- Successful acquisition integrations
- Cash optimization and savings initiatives

Attractive Investment With an Asymmetric Risk-Reward Profile



Appendix

Non-GAAP reconciliations

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use several non-GAAP financial measures to monitor and evaluate our performance. These non-GAAP financial measures may include EBITDA, adjusted EBITDA, and free cash flow. These non-GAAP financial measures should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, because the presentation of these non-GAAP financial measures varies among companies, our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies. We believe these non-GAAP financial measures provide useful information to investors for analysis of our business. We also refer to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the coal and mining industries. Many investors use the published research reports of these professional research analysts and others in making investment decisions.

Free Cash Flow

Free cash flow represents net cash provided by operating activities less additions to property, plant and equipment ("CAPEX" or "capital expenditures") plus net customer payments received under loan and lease receivables. Free cash flow is a non-GAAP measure and should not be considered as an alternative to cash and cash equivalents, cash flow from operations, cash flow from investing activities, cash flow from financing activities, net income (loss), or any other measure of performance presented in accordance with GAAP. Free cash flow is intended to represent cash flow available to satisfy our debts, after giving consideration to those expenses required to maintain our assets and infrastructure. Accordingly, although free cash flow is not a measure of performance calculated in accordance with GAAP. The Company believes free cash flow is useful to investors because it allows analysts and others in the industry to assess performance, liquidity and ability to satisfy debt requirements.

Reconciliation of Net Cash (Used in) Provided by Operating Activities to Free Cash Flow	Three Months Ended March 31,	
	2017	2016
	(In thousands)	
Net cash (used in) provided by operating activities	$ (710)	$ 20,554
Less cash paid for property, plant and equipment	(7,210)	(5,548)
Net customer payments received under loan and lease receivables	50,488	1,308
Free cash flow	$ 42,568	$ 16,314







Non-GAAP reconciliations

EBITDA and Adjusted EBITDA

EBITDA (earnings before interest expense, interest income, income taxes, depreciation, depletion, amortization and accretion expense) and Adjusted EBITDA are non-GAAP measures that do not reflect the Company's cash expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments; do not reflect income tax expenses or the cash requirements necessary to pay income taxes; do not reflect changes in, or cash requirements for, the Company's working capital needs; and do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on certain of the Company's debt obligations. In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Westmoreland considers Adjusted EBITDA to be useful because it reflects operating performance before the effects of certain non-cash items and other items that it believes are not indicative of core operations. The Company uses Adjusted EBITDA to assess operating performance.

	Three Months Ended March 31,	
	2017	2016
	(In thousands)	
Reconciliation of Net (Loss) Income to Adjusted EBITDA		
Net (loss) income	$ (37,300)	$ 26,909
Income tax benefit	(465)	(47,935)
Interest income	(893)	(1,791)
Interest expense	29,261	28,927
Depreciation, depletion and amortization	36,567	37,015
Accretion of asset retirement obligation	11,295	9,618
Amortization of intangible assets and liabilities	(267)	(167)
EBITDA	38,198	52,576
Loss on foreign exchange	467	1,387
Acquisition-related costs	—	435
Customer payments received under loan and lease receivables [(1)]	50,489	2,660
Derivative (gain) loss	(2,384)	2,600
Loss on sale/disposal of assets and other adjustments	100	1,413
Share-based compensation	1,347	2,580
Adjusted EBITDA	$ 88,217	$ 63,651

(1) Represents a return of and on capital. These amounts are not included in operating income or operating cash flows as the capital outlays are treated as loan and lease receivables, but are included within Adjusted EBITDA so that the cash received is treated consistently with all other contracts that do not result in loan and lease receivable accounting. On March 24, 2017, Westmoreland received $52.5 million from its customer at the Genesee mine, representing an accelerated repayment of all outstanding loan and lease receivables. While Westmoreland will continue to provide contract mining services at the Genesee mine, all future capital expenditures at the Genesee mine will be funded by the customer. Accordingly, there will be no additional payments from the customer at the Genesee mine in the form of loan and lease repayments, but Westmoreland will earn a management fee pursuant a contract mining arrangement.



WESTMORELAND COAL COMPANY